                                                                    Exhibit 99


                  REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES
                  RESTATED CONSOLIDATED FINANCIAL STATEMENTS


                                                                                          Page
                                                                                          ----
         Report of Independent Certified Public Accountants............................   2
         Consolidated Balance Sheets as of December 31, 1995 and 1994 (Restated).......   3
         Consolidated Statements of Operations for the Years Ended
           December 31, 1995, 1994 and 1993 (Restated).................................   4
         Consolidated Statements of Stockholders' Equity for the Years Ended
           December 31, 1995, 1994 and 1993 (Restated).................................   5
         Consolidated Statements of Cash Flows for the Years Ended
           December 31, 1995, 1994 and 1993 (Restated).................................   6
         Notes to Consolidated Financial Statements (Restated).........................   7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Republic Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Republic Industries, Inc. (a Delaware corporation, formerly Republic Waste Industries, Inc.) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows (restated) for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Republic Industries, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.






ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
  May 15, 1996.

                           REPUBLIC INDUSTRIES, INC.
                    CONSOLIDATED BALANCE SHEETS (RESTATED)
                       (In thousands, except share data)

                                                                                                 December 31,
                                                                                        -----------------------------

                                        ASSETS                                              1995               1994
                                                                                            ----               ----
    CURRENT ASSETS
             Cash and cash equivalents  . . . . . . . . . . . . . . . . . . . . .       $  161,248         $   11,485
             Accounts receivable, less allowance for doubtful accounts of
                $2,559 and $1,581, respectively . . . . . . . . . . . . . . . . .           37,789             26,159
             Prepaid expenses . . . . . . . . . . . . . . . . . . . . . . . . . .            3,429              2,735
             Other current assets . . . . . . . . . . . . . . . . . . . . . . . .           11,805              6,493
                                                                                        ----------         ----------
                     TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .          214,271             46,872
    Property and equipment, net . . . . . . . . . . . . . . . . . . . . . . . . .          194,934            141,126
    Investment in subscriber accounts, net of accumulated amortization
       of $11,446 and $6,977, respectively  . . . . . . . . . . . . . . . . . . .           41,540             24,193
    Intangible assets, net of accumulated amortization of $7,561 and $3,212,
       respectively . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          100,736             15,605
    Net assets of discontinued operations . . . . . . . . . . . . . . . . . . . .                -             20,292
    Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6,573              9,119
                                                                                        ----------         ----------
                     TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .       $  558,054         $  257,207
                                                                                        ==========         ==========


                         LIABILITIES AND STOCKHOLDERS' EQUITY

    CURRENT LIABILITIES
             Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . .       $   17,255         $   12,829
             Accrued liabilities  . . . . . . . . . . . . . . . . . . . . . . . .           22,008             11,635
             Current portion of deferred revenue  . . . . . . . . . . . . . . . .           25,555             13,892
             Current maturities of long-term debt and notes payable   . . . . . .            2,087             11,210
             Current portion of accrued environmental and landfill costs  . . . .            2,925              1,404
             Income taxes payable . . . . . . . . . . . . . . . . . . . . . . . .            3,625              1,281
                                                                                        ----------         ----------
                     TOTAL CURRENT LIABILITIES  . . . . . . . . . . . . . . . . .           73,455             52,251
    Long-term debt and notes payable, net of current maturities . . . . . . . . .            3,791             40,703
    Deferred revenue, net of current portion  . . . . . . . . . . . . . . . . . .           18,012             20,353
    Accrued environmental and landfill costs, net of current portion  . . . . . .            8,386              8,244
    Deferred income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15,046             11,597
    Other liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            2,976              8,841
                                                                                        ----------         ----------
                     TOTAL LIABILITIES  . . . . . . . . . . . . . . . . . . . . .          121,666            141,989
                                                                                        ----------         ----------

    COMMITMENTS AND CONTINGENCIES                                                                -                  -

    STOCKHOLDERS' EQUITY
             Preferred stock, par value $0.01 per share; 5,000,000 shares
                authorized; none issued   . . . . . . . . . . . . . . . . . . . .                -                  -
             Common stock, par value $0.01 per share; 500,000,000 and
                100,000,000 shares authorized, respectively; 157,941,870 and
                96,456,334 issued, respectively . . . . . . . . . . . . . . . . .            1,579                965
             Additional paid-in capital . . . . . . . . . . . . . . . . . . . . .          402,983            109,301
             Retained earnings  . . . . . . . . . . . . . . . . . . . . . . . . .           31,826              5,625
             Notes receivable arising from stock purchase agreements  . . . . . .                -               (673)
                                                                                        ----------         ----------
                     TOTAL STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . . .          436,388            115,218
                                                                                        ----------         ----------
                     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY . . . . . . . . .       $  558,054         $  257,207
                                                                                        ==========         ==========

 The accompanying notes are an integral part of these consolidated financial statements.

                           REPUBLIC INDUSTRIES, INC.
               CONSOLIDATED STATEMENTS OF OPERATIONS (RESTATED)
                     (In thousands, except per share data)


                                                                                  Year Ended December 31,
                                                                      ---------------------------------------------

                                                                          1995              1994             1993
                                                                          ----              ----             ----
     Revenue . . . . . . . . . . . . . . . . . . . . . . . . . .      $   295,165        $  218,173      $  182,495

     Expenses:
              Cost of operations . . . . . . . . . . . . . . . .          192,213           143,375         121,640
              Selling, general and administrative  . . . . . . .           63,010            49,245          46,477
              Restructuring and unusual charges  . . . . . . . .                -                 -          10,040
                                                                      -----------        ----------      ----------
     Operating income  . . . . . . . . . . . . . . . . . . . . .           39,942            25,553           4,338

     Interest and other income . . . . . . . . . . . . . . . . .            5,715             1,081             760
     Interest expense  . . . . . . . . . . . . . . . . . . . . .           (6,117)           (4,487)         (2,936)
                                                                      -----------        ----------      ----------
     Income from continuing operations before income taxes   . .           39,540            22,147           2,162

     Income tax provision  . . . . . . . . . . . . . . . . . . .           16,166             5,298           2,493
                                                                      -----------        ----------      ----------
     Income (loss) from continuing operations  . . . . . . . . .           23,374            16,849            (331)

     Discontinued operations:
              Income (loss) from discontinued operations, net of
              income tax benefit of $193, $0 and $210,
              respectively . . . . . . . . . . . . . . . . . . .             (293)            2,684         (14,579)
                                                                      -----------        ----------      ----------
     Net income (loss) . . . . . . . . . . . . . . . . . . . . .      $    23,081        $   19,533      $  (14,910)
                                                                      ===========        ==========      ==========

     Primary earnings (loss) per common and common equivalent
        share:
              Continuing operations  . . . . . . . . . . . . . .      $      0.18        $     0.17      $        -
              Discontinued operations  . . . . . . . . . . . . .                -              0.03           (0.15)
                                                                      -----------        ----------      ----------
              Net income (loss)  . . . . . . . . . . . . . . . .      $      0.18        $     0.20      $    (0.15)
                                                                      ===========        ==========      ==========

     Fully diluted earnings (loss) per common and common
        equivalent share:
              Continuing operations  . . . . . . . . . . . . . .      $      0.17        $     0.17      $        -
              Discontinued operations  . . . . . . . . . . . . .                -              0.03           (0.15)
                                                                      -----------        ----------      ----------
              Net income (loss)  . . . . . . . . . . . . . . . .      $      0.17        $     0.20      $    (0.15)
                                                                      ===========        ==========      ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                                   REPUBLIC INDUSTRIES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (RESTATED)
                                       (In thousands)



                                                                                                               Notes
                                                                                                             Receivable
                                                                                                              Arising
                                                                                         Retained              From
                                                                  Additional             Earnings              Stock
                                                  Common           Paid-In             (Accumulated          Purchase
                                                   Stock           Capital               Deficit)            Agreements
                                                 ---------        ----------           --------------       ------------
BALANCE AT DECEMBER 31, 1992  . . . . . .       $  968            $  103,353           $    17,423            $   (673)
   Contributions to capital from pooled
     entities . . . . . . . . . . . . . .            -                 4,167                     -                   -
   Distributions to former stockholders
     of acquired companies   . .  . . . .            -                     -                (6,350)                  -
   Other  . . . . . . . . . . . . . . . .            -                  (679)                 (418)                  -
   Net loss . . . . . . . . . . . . . . .            -                     -               (14,910)                  -
                                                ------            ----------           -----------            --------
BALANCE AT DECEMBER 31, 1993  . . . . . .          968               106,841                (4,255)               (673)
   Distributions to former stockholders
     of acquired companies  . . . . . . .            -                     -                (9,671)                  -
   Other  . . . . . . . . . . . . . . . .           (3)                2,460                    18                   -
   Net income . . . . . . . . . . . . . .            -                     -                19,533                   -
                                                ------            ----------           -----------            --------
BALANCE AT DECEMBER 31, 1994  . . . . . .          965               109,301                 5,625                (673)
   Sales of common stock  . . . . . . . .          415               231,616                     -                   -
   Stock issued in acquisitions   . . . .          172                82,811                     -                   -
   Exercise of stock options and                                                                                     -
     warrants, including tax benefit
     of $4,068  . . . . . . . . . . . . .           28                13,346                     -
   Payments received on notes . . . . . .            -                     -                     -                 673
   Reclassification of additional paid-in
     capital to effect the spin-off . . .            -               (36,305)               36,305                   -
   Spin-off of Republic Environmental
     Systems, Inc.  . . . . . . . . . . .            -                     -               (23,579)                  -
   Distributions to former stockholders
     of acquired companies  . . . . . . .            -                     -                (9,718)                  -
   Other  . . . . . . . . . . . . . . . .           (1)                2,214                   112                   -
   Net income   . . . . . . . . . . . . .            -                     -                23,081                   -
                                               -------            ----------           -----------            --------
BALANCE AT DECEMBER 31, 1995    . . . . .      $ 1,579            $  402,983           $    31,826            $      -
                                               =======            ==========           ===========            ========


       The accompanying notes are an integral part of these
                  consolidated financial statements.

                          REPUBLIC INDUSTRIES, INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (RESTATED)
                                (In thousands)

                                                                                   Year Ended December 31,
                                                                        ------------------------------------------
                                                                           1995              1994            1993
                                                                           ----              ----            ----
    CASH FLOWS FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS:
       Income (loss) from continuing operations   . . . . . . . .         $ 23,374          $ 16,849      $   (331)
       Adjustments to reconcile income (loss) from continuing
          operations to net cash provided by continuing operations:
          Restructuring and unusual charges   . . . . . . . . . .                -                 -        10,040
          Depreciation, depletion and amortization  . . . . . . .           22,673            19,525        15,591
          Provision for doubtful accounts     . . . . . . . . . .            1,505               858           936
          Provision for accrued environmental and
             landfill costs   . . . . . . . . . . . . . . . . . .              400               377           215
          Gain on the sale of equipment   . . . . . . . . . . . .             (311)             (286)         (143)
       Changes in assets and liabilities, net of effects
          from business acquisitions:
             Accounts receivable    . . . . . . . . . . . . . . .           (6,654)           (3,612)       (3,006)
             Prepaid expenses and other assets  . . . . . . . . .           (2,617)             (708)       (2,348)
             Accounts payable and accrued liabilities . . . . . .            1,530             2,681           251
             Income taxes payable   . . . . . . . . . . . . . . .            4,932             2,171           534
             Deferred revenue and other liabilities   . . . . . .          (13,356)          (10,985)       (2,928)
                                                                          --------          --------       -------
          Net cash provided by continuing operations  . . . . . .           31,476            26,870        18,811
                                                                          --------          --------       -------
    CASH USED BY DISCONTINUED OPERATIONS    . . . . . . . . . . .             (261)             (736)       (4,360)
                                                                          --------          --------       -------
    CASH FLOWS FROM INVESTING ACTIVITIES:
       Business acquisitions, net of cash acquired    . . . . . .           (7,304)           (4,776)       (5,664)
       Purchases of property and equipment    . . . . . . . . . .          (52,915)          (23,383)      (13,317)
       Investment in subscriber accounts    . . . . . . . . . . .          (15,980)          (17,512)       (9,569)
       Other    . . . . . . . . . . . . . . . . . . . . . . . . .              126              (901)       (2,357)
                                                                          --------          --------      --------
       Net cash used in investing activities    . . . . . . . . .          (76,073)          (46,572)      (30,907)
                                                                          --------          --------      --------
    CASH FLOWS FROM FINANCING ACTIVITIES:
       Sales of common stock  . . . . . . . . . . . . . . . . . .          232,031                 -             -
       Exercise of stock options and warrants   . . . . . . . . .            9,306                 -             -
       Capital contribution to Republic Environmental
         Systems, Inc. .  . . . . . . . . . . . . . . . . . . . .           (2,520)                -             -
       Payments of long-term debt and notes payable . . . . . . .          (86,667)          (17,950)      (16,035)
       Proceeds from long-term debt and notes payable . . . . . .           29,784            21,717        23,201
       Proceeds from financing arrangements   . . . . . . . . . .           24,747            27,070        15,473
       Distributions to former stockholders of acquired
        companies .  . . . . . . . . . . . . . . . . . . . . . .            (7,434)           (9,041)       (6,044)
       Other .  . . . . . . . . . . . . . . . . . . . . . . . . .           (4,626)           (1,240)          615
                                                                         ---------          --------      --------
       Net cash provided by financing activities .  . . . . . . .          194,621            20,556        17,210
                                                                         ---------          --------      --------
    INCREASE IN CASH AND CASH EQUIVALENTS   . . . . . . . . . . .          149,763               118           754
    CASH AND CASH EQUIVALENTS:
        BEGINNING OF PERIOD   . . . . . . . . . . . . . . . . . .           11,485            11,367        10,613
                                                                         ---------          --------      --------
        END OF PERIOD     . . . . . . . . . . . . . . . . . . . .        $ 161,248          $ 11,485      $ 11,367
                                                                         =========          ========      ========

 The accompanying notes are an integral part of these consolidated financial statements.

                               REPUBLIC INDUSTRIES, INC.
                NOTES TO CONSOLIDATED  FINANCIAL  STATEMENTS (RESTATED)
                 (000'S OMITTED IN ALL TABLES EXCEPT PER SHARE AMOUNTS)


    1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying Consolidated Financial Statements include the accounts of Republic Industries, Inc. (formerly Republic Waste Industries,Inc.) and its wholly-owned subsidiaries ("Republic" or the "Company"). All significant intercompany accounts and transactions have been eliminated.
    In 1994, the Board of Directors authorized management to pursue a plan to distribute its hazardous waste services segment, Republic Environmental Systems, Inc. ("RESI"), to Republic stockholders. Accordingly, as discussed in Note 9, this segment has been accounted for as a discontinued operation and the accompanying Consolidated Financial Statements presented herein have been restated to report separately the net assets and operating results of these discontinued operations.

         In order to maintain consistency and comparability between periods presented, certain amounts have been reclassified from the previously reported financial statements in order to conform with the financial statement presentation of the current period.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates made in the preparation of the accompanying Consolidated Financial
    Statements are estimated future cost requirements for closure and post-closure monitoring and maintenance for the Company's solid waste facilities and estimated customer lives utilized in amortizing the investment in subscriber accounts with respect to the Company's electronic security services segment. Although the Company believes its estimates are appropriate, changes in assumptions utilized in preparing such estimates could cause these estimates to change in the near term.

        The accompanying Consolidated Financial Statements include the financial position and results of operations of Kertz Security Systems II, Inc. and Kertz Security Systems, Inc. (collectively, "Kertz"), with which the Company merged in August 1995; United Waste Service, Inc. ("United") and Southland Environmental Services, Inc. ("Southland"), with which the Company merged in October 1995; J.C. Duncan Company, Inc. and affiliates ("Duncan"), Garbage Disposal Service, Inc. ("GDS"), Fennell Container Co., Inc. and affiliates ("Fennell") and Scott Security Systems and affiliates ("Scott"), with which the Company merged in November 1995; and The Denver Fire Reporter & Protective Co. and affiliate ("Denver Alarm") and Incendere, Inc. and affiliates ("Schaubach"), with which the Company merged in February 1996. These transactions were accounted for under the pooling of interests method of accounting and, accordingly, the Consolidated Financial Statements have been restated as if the Company and Kertz, United, Southland, Duncan, GDS, Fennell, Scott, Denver Alarm and Schaubach (collectively, the "Pooled Entities") had operated as one entity since inception. See Note 2 for further discussion of these transactions.

         All per share data and number of common shares for all periods included in the financial statements and notes thereto have been retroactively adjusted to reflect a two-for-one stock split in the form of a 100% stock dividend declared in May 1996, as more fully described in Note 13.

         OTHER CURRENT ASSETS. Other current assets consist primarily of short-term notes receivable and inventories. Inventories consist principally of equipment parts, compost materials and supplies and are valued under a method which approximates the lower of cost (first-in, first-out) or market. At December 31, 1995 and 1994, other current assets included inventories of $4,482,000 and $4,104,000, respectively.

         PROPERTY AND EQUIPMENT. Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in current operations.

                         REPUBLIC INDUSTRIES, INC.
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED

         The Company revises the estimated useful lives of property and equipment acquired through its business acquisitions to conform with its policies regarding property and equipment. Depreciation is provided over the estimated useful lives of the assets involved using the straight-line method. The estimated useful lives are: twenty to forty years for buildings and improvements, three to fifteen years for vehicles and equipment and five to ten years for furniture and fixtures.

         Landfills are stated at cost and are depleted based on consumed airspace. Landfill improvements include direct costs incurred to obtain a landfill permit and direct costs incurred to construct and develop the site. These costs are depleted based on consumed airspace. No general and administrative costs are capitalized as landfills and landfill improvements.

         A summary of property and equipment at December 31 is shown below:

                                                                              1995         1994
                                                                              ----         ----
          Land, landfills and improvements  . . . . . . . . . .            $  92,983     $ 84,864
          Vehicles and equipment  . . . . . . . . . . . . . . .              157,140      106,881
          Buildings and improvements  . . . . . . . . . . . . .               24,573       17,127
          Furniture and fixtures  . . . . . . . . . . . . . . .                9,023        8,128
                                                                           ---------     --------
                                                                             283,719      217,000
          Less accumulated depreciation, amortization
             and depletion  . . . . . . . . . . . . . . . . . .              (88,785)     (75,874)
                                                                           ---------     --------
                                                                           $ 194,934     $141,126
                                                                           =========     ========

         INVESTMENT IN SUBSCRIBER ACCOUNTS, NET. Investment in subscriber accounts, net consists of capitalized direct labor and material costs associated with new monitoring contracts installed by the Company's electronic security services business and the cost of acquired subscriber accounts.

         The costs are amortized over periods ranging from eight to twelve years (based on the historical customer attrition rates) on a straight-line basis.

         INTANGIBLE ASSETS. Intangible assets consist primarily of the cost of acquired businesses in excess of the fair value of net tangible assets acquired. The cost in excess of the fair value of net tangible assets is amortized over the lesser of the estimated life or forty years on a straight-line basis. Amortization expense related to intangible assets was $2,328,000, $1,333,000 and $973,000 in 1995, 1994 and 1993, respectively.

         The Company continually evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted net income over the remaining life of the intangible assets in measuring their recoverability.

         DEFERRED REVENUE. Deferred revenue consists primarily of proceeds from the factoring of electronic security monitoring contracts by one of the Company's acquired security businesses. The use of factoring was discontinued by the Company subsequent to the date of acquisition. Revenue is recognized over the period services are provided.

                         REPUBLIC INDUSTRIES, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


         ACCRUED ENVIRONMENTAL AND LANDFILL COSTS. Accrued environmental and landfill costs include landfill site closure and post-closure costs. Landfill site closure and post-closure costs include costs to be incurred for final closure of the landfills and costs for providing required post-closure monitoring and maintenance of landfills. These costs are accrued based on consumed airspace. Estimated aggregate closure and post-closure costs are to be fully accrued for these landfills at the time that such facilities cease to accept waste and are closed. Excluding existing accruals at the end of 1995, approximately $7,871,000 of such costs are to be expensed over the remaining lives of these facilities. The Company estimates its future cost requirements for closure and post-closure monitoring and maintenance for its solid waste facilities based on its interpretation of the technical standards of the United States Environmental Protection Agency's Subtitle D regulations. These estimates do not take into account discounts for the present value of such total estimated costs. Environmental costs are accrued by the Company through a charge to income in the appropriate period for known and anticipated environmental liabilities.

         The Company periodically reassesses its method and assumptions used to estimate such accruals for environmental and landfill costs and adjusts such accruals accordingly. Such factors considered are changing regulatory requirements, the effects of inflation, changes in operating climates in the regions in which the Company's facilities are located and the expectations regarding costs of securing environmental services.

         As discussed in Note 7, the Company is involved in litigation and is subject to ongoing environmental investigations by certain regulatory agencies, as well as other claims and disputes that could result in additional litigation which are in the normal course of business.

         REVENUE RECOGNITION. The Company recognizes revenue in the period services are provided or products are sold.

         STATEMENTS OF CASH FLOWS. The Company considers all highly liquid investments with purchased maturities of three months or less to be cash equivalents. The effect of non-cash transactions related to business combinations, as discussed in Note 2, and other non-cash transactions are excluded from the Statements of Cash Flows.

         FAIR VALUE OF FINANCIAL INSTRUMENTS. The book values of cash, trade accounts receivable, trade accounts payable and financial instruments included in other current assets and other assets approximate their fair values principally because of the short-term maturities of these instruments. The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for debt of similar terms and maturities. Under this method the Company's fair value of long-term debt was not significantly different than the stated value at December 31, 1995 and 1994.

         In the normal course of business, the Company has letters of credit, performance bonds and other guarantees which are not reflected in the accompanying Consolidated Balance Sheets. The Company's management believes that the likelihood of performance under these financial instruments is minimal and expects no material losses to occur in connection with these financial instruments.

         CONCENTRATIONS OF CREDIT RISK. Concentrations of credit risk with respect to trade receivables are limited due to the wide variety of customers and markets in which the Company's services are provided, as well as their dispersion across many different geographic areas. As a result, at December 31, 1995, the Company does not consider itself to have any significant concentrations of credit risk.

         FUTURE ACCOUNTING PRONOUNCEMENTS. In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires adoption in 1996. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed. The Company believes the adoption of SFAS No. 121 will not have a material effect on the Company's financial condition or results of operations. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based

                           REPUBLIC INDUSTRIES, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


Compensation", which requires adoption in 1996. SFAS No. 123 requires that the Company's financial statements include certain disclosures about stock-based employee compensation arrangements and permits the adoption of a change in accounting for such arrangements. Changes in accounting for stock-based compensation are optional and the Company plans to adopt only the disclosure requirements in 1996.

2.  BUSINESS COMBINATIONS

          In August 1995, the Company merged with Kertz, which provides electronic security monitoring and maintenance predominantly in the South Florida area. In October 1995, the Company merged with United and Southland. United provides solid waste collection, transfer and recycling services in the Atlanta, Georgia metropolitan area, and Southland provides solid waste collection services in the Northeast Florida area. In November 1995, the Company merged with Duncan, GDS, Fennell and Scott. Duncan provides solid waste collection and recycling services in the Dallas-Fort Worth metropolitan area and throughout west Texas and also operates two landfills. GDS provides solid waste collection and recycling services throughout western North Carolina. Fennell is a full-service solid waste management company, providing services in and around Charleston and Greenville, South Carolina and also owns a landfill. Scott is an electronic security alarm company, providing installation, monitoring and maintenance services in Jacksonville, Orlando and Tallahassee, Florida, and other metropolitan areas in the southeastern United States, including Charlotte, North Carolina; Savannah, Georgia and Nashville, Tennessee. In February 1996, the Company merged with Denver Alarm and Schaubach. Denver Alarm is an electronic security alarm company providing installation, monitoring and maintenance services throughout Colorado. Schaubach provides solid waste collection and recycling services in southeastern Virginia and eastern North Carolina and provides transportation of medical waste throughout the Mid-Atlantic states. The Company issued an aggregate of 42,084,872 shares of the Company's common stock, $.01 par value per share, ("Common Stock") for the acquisitions of the Pooled Entities. These acquisitions were accounted for under the pooling of interests method of accounting and, accordingly, the accompanying Consolidated Financial Statements have been restated as if the Company and the Pooled Entities had operated as one entity since inception.

         Details of the results of operations of the Company and the Pooled Entities for the periods prior to the combinations are as follows:

                                                                Year Ended December 31,
                                                       ---------------------------------------
                                                          1995            1994         1993
                                                       ---------       ---------     ---------
Revenue:
  The Company . . . . . . . . . . . . . . . . . .      $  87,167       $  48,766     $  41,095
  Pooled Entities . . . . . . . . . . . . . . . .        207,998         169,407       141,400
                                                       ---------       ---------     ---------
                                                       $ 295,165       $ 218,173     $ 182,495
                                                       =========       =========     =========
Net income (loss) :
  The Company . . . . . . . . . . . . . . . . . .      $   8,794       $  11,187     $ (18,484)
  Pooled Entities . . . . . . . . . . . . . . . .         14,287           8,346         3,574
                                                       ---------       ---------     ---------
                                                       $  23,081       $  19,533     $ (14,910)
                                                       =========       =========     =========

         In August 1995, the Company acquired all of the outstanding shares of capital stock of Hudson Management Corporation and Envirocycle, Inc. (collectively, "HMC"). The purchase price paid by the Company was approximately $72,800,000 and consisted of 16,000,000 shares of Common Stock. HMC, as the third largest solid waste management company in Florida, provides solid waste collection and recycling services to commercial, industrial and residential customers. This acquisition, as well as several other minor business combinations from January 1, 1993 to December 31, 1995, have been accounted for under the purchase method of accounting.

                           REPUBLIC INDUSTRIES, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


         The Company's unaudited pro forma consolidated results of operations for the years ended December 31, assuming the acquisition of HMC had occurred at the beginning of each of the periods presented are as follows:


                                                                       1995                    1994
                                                                     ----------             ----------
         Revenue  . . . . . . . . . . . . . . . . . . . . . . .      $  328,366             $  266,176
                                                                     ==========             ==========

         Income from continuing operations before
            income taxes  . . . . . . . . . . . . . . . . . . .      $   40,914             $   25,712
                                                                     ==========             ==========

         Net income from continuing operations  . . . . . . . .      $   24,226             $   19,059
                                                                     ==========             ==========

         Fully diluted earnings per common and common
            equivalent share from continuing operations . . . .      $     0.17             $     0.17
                                                                     ==========             ==========

         Weighted average common and common
            equivalent shares   . . . . . . . . . . . . . . . .         146,780                112,920
                                                                     ==========             ==========


         The unaudited pro forma results of operations are presented for informational purposes only and may not necessarily reflect the future results of operations of the Company or what the results of operations would have been had the Company owned and operated these businesses as of January 1, 1994.

         The preliminary purchase price allocation for the HMC acquisition was as follows:

         Property and equipment   . . . . . . . . . . . . . . .       $  16,910
         Intangible assets  . . . . . . . . . . . . . . . . . .          71,110
         Working capital deficiency   . . . . . . . . . . . . .          (6,602)
         Long-term debt assumed   . . . . . . . . . . . . . . .          (8,618)
                                                                      ---------
         Common stock issued  . . . . . . . . . . . . . . . . .       $  72,800
                                                                      =========


                             REPUBLIC INDUSTRIES, INC.
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


         In March 1996, the Company acquired substantially all of the assets of Mid-American Waste Systems of Georgia, Inc. and affiliates ("Mid-American Georgia") for a purchase price of approximately $52,000,000. At closing, the Company issued an aggregate of 3,400,000 shares of Common Stock valued at approximately $46,750,000 and will settle the remaining balance (after taking into account closing adjustments) within 60 days using additional Common Stock or cash. Mid-American Georgia owns and operates a landfill, provides solid waste collection and recycling services to commercial, residential and industrial customers, and operates two transfer stations, in certain areas of the greater metropolitan Atlanta, Georgia area. The acquisition of Mid-American Georgia will be accounted for under the purchase method of accounting.

        On May 8, 1996, after approval by a special committee of disinterested members of the Company's Board of Directors, the Company entered into a definitive agreement which provides for the acquisition of AutoNation Incorporated ("AutoNation"). In connection with the execution of the definitive agreement, the parties also entered into a loan agreement whereby the Company will provide a line of credit to AutoNation until consummation of the acquisition of AutoNation by the Company. AutoNation is a privately-owned corporation developing a chain of megastores for the sale of reconditioned-to-be-like-new vehicles in a customer friendly environment and is partially owned by H. Wayne Huizenga, the Company's Chairman and Chief Executive Officer, and certain other officers and directors of the Company. The proposed transaction is subject to final approval by the shareholders of Republic, and other customary closing conditions, including regulatory approvals. It is contemplated that the Company will issue 17,467,248 shares of its Common Stock in connection with the transaction.

3. LONG-TERM DEBT AND NOTES PAYABLE

         In connection with the equity investment and private placement transactions, as discussed in Note 5, the Company received approximately $232,000,000 in cash, a portion of which was used to repay a portion of the Company's outstanding borrowings.

         Long-term debt and notes payable consisted of the following at December 31:

                                                             1995              1994
                                                           ---------         ---------

   Revolving credit facility, secured by the stock of the
    Company's subsidiaries, interest at prime or
    at a Eurodollar rate plus 1.5%, principal
    repaid in 1995  . . . . . . . . . . . . . . . . . . .  $       -         $  12,600
   Notes to banks and financial institutions, secured by
    equipment and other assets, interest ranging
    from 7.2% to 13.0%, principal
    due in 1996 - 2001  . . . . . . . . . . . . . . . . .      4,590            31,937
   Other notes, secured by equipment and other assets,
    interest ranging from 8.3% to 9.0%  . . . . . . . . .      1,288             7,376
                                                           ---------         ---------
                                                           $   5,878         $  51,913
    Less current maturities . . . . . . . . . . . . . . .     (2,087)          (11,210)
                                                           ---------         ---------
                                                           $   3,791         $  40,703
                                                           =========         =========

         In December 1995, the Company entered into a credit agreement (the "Credit Agreement") with certain banks pursuant to which such banks have agreed to advance the Company on an unsecured basis an aggregate of $250,000,000 for a term of 36 months. Outstanding advances, if any, are payable at the expiration of the 36-month term. At December 31, 1995, the Company had standby letters of credit of $5,386,000 which reduce availability under this facility. The Credit Agreement requires, among other items, that the Company maintain certain financial ratios and comply with certain financial

                           REPUBLIC INDUSTRIES, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


covenants. Interest is payable monthly and generally determined using either a competitive bid feature or a LIBOR based rate. As of December 31, 1995, the Company was in compliance with all covenants under the Credit Agreement.

         At December 31, 1995, aggregate maturities of long-term debt were as follows:

                1996..........................................  $2,087
                1997..........................................   1,193
                1998..........................................   1,001
                1999..........................................     726
                2000..........................................     735
                Thereafter....................................     136
                                                                ------
                                                                $5,878
                                                                ======

         The Company made interest payments of approximately $5,894,000, $4,373,000 and $2,688,000 in 1995, 1994 and 1993, respectively.

4.  INCOME TAXES

         The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Accordingly, deferred income taxes have been provided to show the effect of temporary differences between the recognition of revenue and expenses for financial and income tax reporting purposes and between the tax basis of assets and liabilities and their reported amounts in the financial statements.

         The Company files a consolidated federal income tax return which includes the operations of the Pooled Entities for periods subsequent to the dates of the acquisitions. The Pooled Entities each file a "short-period" federal tax return through their respective acquisition dates. Certain of the Pooled Entities were subchapter S corporations for income tax purposes prior to their acquisition by the Company. For purposes of these Consolidated
Financial Statements, federal and state income taxes have been provided as if these companies had filed subchapter C corporation tax returns for the pre-acquisition periods, and the current income tax expense is reflected as an increase to additional paid-in capital. The subchapter S corporation status of these companies was terminated effective with the closing date of the acquisitions.

         The components of the income tax provision related to continuing operations for the years ended December 31 are shown below:

                                                                      1995           1994            1993
                                                                    --------       -------         -------
         Current:
            Federal . . . . . . . . . . . . . . . . . . .           $  9,778       $ 5,270         $ 2,815

            State . . . . . . . . . . . . . . . . . . . .              1,038           751             405
                                                                    --------       -------         -------
                                                                      10,816         6,021           3,220

         Federal deferred . . . . . . . . . . . . . . . .              6,187         2,482          (1,969)

         Tax reserve adjustments  . . . . . . . . . . . .               (837)       (1,963)              -

         Change in valuation allowance  . . . . . . . . .                  -        (1,242)          1,242
                                                                    --------       -------         -------

         Income tax provision . . . . . . . . . . . . . .           $ 16,166       $ 5,298         $ 2,493
                                                                    ========       =======         =======

         Net operating loss carryforwards are recognized under SFAS No. 109 unless it is more likely than not that they will not be realized. In 1993, the Company recorded a $1,242,000 valuation allowance related to the realization of deferred tax assets generated as a result of the 1993 restructuring and unusual charges. This valuation allowance was recorded due to the uncertainty surrounding the future utilization of such deferred tax assets. In 1994, the valuation allowance was eliminated based on the expected realization of such deferred tax assets.

         In the years immediately following an acquisition, the Company provides income taxes at the statutory income tax rate applied to pre-tax income. As part of its tax planning to reduce effective tax rates and cash outlays for taxes, the Company employs a number of strategies such as combining entities to reduce state income taxes, claiming tax credits not previously claimed and recapturing taxes previously paid by acquired companies. At such time as these reductions in the Company's deferred tax liabilities are determined to be realizable, the impact of the reduction is recorded as tax reserve adjustments in the tax provision.

                           REPUBLIC INDUSTRIES, INC.
     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


         A reconciliation of the statutory federal income tax rate to the Company's effective tax rate for the years ended December 31 is shown below:

                                                                       1995             1994            1993
                                                                       ----             ----            ----
           Statutory federal income tax rate . . . . . . .             35.0%            34.0%           34.0%
           Amortization of goodwill  . . . . . . . . . . .              1.2               .4             3.6
           State income taxes, net of federal benefit  . .              2.5              3.0            14.4
           Tax reserve adjustments . . . . . . . . . . . .             (2.1)            (8.9)             -
           Change in valuation allowance . . . . . . . . .               -              (5.1)           47.3
           Other, net  . . . . . . . . . . . . . . . . . .              4.3               .5            16.0
                                                                       ----             ----           -----
             Effective tax rate  . . . . . . . . . . . . .             40.9%            23.9%          115.3%
                                                                       ====             ====           =====

         Components of the net deferred income tax liability at December 31 are shown below:

                                                                                    1995             1994
                                                                                    ----             ----
         Deferred income tax liabilities:
             Book basis in property over tax basis . . . . . . . . .              $25,507          $23,773
             Deferred costs  . . . . . . . . . . . . . . . . . . . .                8,067            8,954
                                                                                  -------          -------
                                                                                   33,574           32,727
                                                                                  -------          -------
         Deferred income tax assets:
             Net operating losses  . . . . . . . . . . . . . . . . .               (3,837)          (5,186)
             Deferred revenue  . . . . . . . . . . . . . . . . . . .              (10,353)         (11,240)
             Accrued environmental and landfill costs  . . . . . . .               (2,842)          (2,761)
             Accruals not currently deductible . . . . . . . . . . .               (1,496)          (1,943)
                                                                                  -------          -------
                                                                                  (18,528)         (21,130)
                                                                                  -------          -------
         Valuation allowance . . . . . . . . . . . . . . . . . . . .                    -                -
                                                                                  -------          -------

         Net deferred income tax liability . . . . . . . . . . . . .              $15,046          $11,597
                                                                                  =======          =======

         At December 31, 1995, the Company had available federal net operating loss carryforwards of approximately $11,000,000 which begin to expire in the year 2006.

         The Company made income tax payments of approximately $4,839,000, $2,278,000 and $1,260,000 in 1995, 1994 and 1993, respectively.

5.  STOCKHOLDERS' EQUITY

         In August 1995, the Company sold an aggregate of 16,700,000 shares of Common Stock and warrants to purchase an additional 33,400,000 shares of Common Stock to H. Wayne Huizenga, Westbury (Bermuda) Ltd. (a Bermuda corporation controlled by Michael G. DeGroote, former Chairman of the Board, President and Chief Executive Officer of Republic), Harris W. Hudson, and certain of their assigns for an aggregate purchase price of $37,500,000. Mr. Huizenga is the Chairman of the Board and Chief Executive Officer of the Company; Mr. DeGroote is the Vice Chairman of the Board of the Company and Mr. Hudson is President and a Director of the Company. The warrants are exercisable at prices ranging from $2.25 to $3.50 per share. In August 1995, the Company issued and sold an additional 2,000,000 shares of Common Stock each to Mr. Huizenga and John J. Melk (a Director of the Company) for $6.63 per share for aggregate proceeds of approximately $26,500,000.

         In July 1995, the Company sold 10,800,000 shares of Common Stock in a private placement transaction for $6.63 per share, resulting in net proceeds of approximately $69,000,000 after deducting expenses, fees and commissions. In

                             REPUBLIC INDUSTRIES, INC.
   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


September 1995, the Company sold 10,000,000 shares of Common Stock in an additional private placement transaction for $10.13 per share resulting in net proceeds of approximately $99,000,000.

         As a result of the transactions discussed above, the Company received approximately $232,000,000 in cash proceeds. The Company used a portion of these proceeds to repay all outstanding borrowings under its revolving line of credit facility and a portion of the debt of the Pooled Entities.

         The Company has 5,000,000 authorized shares of preferred stock, $.01 par value per share, none of which are issued or outstanding. The Board of Directors has the authority to issue the preferred stock in one or more series and to establish the rights, preferences and dividends.

6.  STOCK OPTIONS AND WARRANTS

         The Company has various stock option plans under which shares of Common Stock may be granted to key employees and directors of the Company. Options granted under the plans are non-qualified and are granted at a price equal to the fair market value of the Common Stock at the date of grant.

       A summary of stock option and warrant transactions for the years ended December 31 is as follows:


                                                       1995              1994           1993
                                                     ---------         --------       --------
       Options and warrants outstanding
           at beginning of year   . . . . . . . .       6,786            6,394         14,854
       Granted  . . . . . . . . . . . . . . . . .      44,874              752          2,034
       Exercised  . . . . . . . . . . . . . . . .      (2,804)               -              -
       Canceled   . . . . . . . . . . . . . . . .        (322)            (360)          (664)
       Expired  . . . . . . . . . . . . . . . . .           -                -         (9,830)
                                                      -------           ------        -------
       Options and warrants outstanding at
           end of year  . . . . . . . . . . . . .      48,534            6,786          6,394
                                                      =======           ======        =======

       Average price of options and warrants
           exercised  . . . . . . . . . . . . . .     $  4.02           $    -        $    -
       Average price of options and warrants
           outstanding at end of year   . . . . .     $  4.77           $ 3.80        $  3.99
       Prices of options and warrants                 $  1.25 to        $ 1.25 to     $  1.25 to
           outstanding at end of year  . .  . . .     $ 15.50           $ 7.25        $  7.25
       Vested options and warrants at end of
           year   . . . . . . . . . . . . . . . .      39,038            3,656          2,800
       Options available for future grants at
           end of year  . . . . . . . . . . . . .       4,344            5,698          5,690

7.  COMMITMENTS AND CONTINGENCIES

         LEGAL PROCEEDINGS. On May 3, 1991, the Company filed an action against G.I. Industries, Inc. ("GI"), Manuel Asadurian, Sr. and Mike Smith in the United States District Court for the Central District of California (the "Court"). The Company requested a declaratory judgment that it did not anticipatorily breach a merger agreement (the "Merger Agreement") between the Company and GI and that the Merger Agreement had been properly terminated. The Company also sought to recover $600,000 from GI, plus interest and costs, with respect to a certain financial guaranty provided by the Company in 1990 for the benefit of GI. In response to the Company's action, GI filed a counterclaim alleging that the Company breached the Merger Agreement and that it had suffered damages in excess of $16,000,000. In August 1993, the Court rendered a ruling favorable to the Company which

                           REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


GI appealed. In March 1995, the United States Court of Appeals for the Ninth Circuit vacated the August 1993 decision and remanded the case for further proceedings. The Court has commenced proceedings that may lead to a trial on damages.

         Subsequent to the commencement of the Company's litigation in this matter, GI filed for protection under Chapter 11 of the Bankruptcy Code. The Company is a secured creditor and anticipates a complete recovery of the $600,000 it is owed from GI, plus interest and costs.

         Western Waste Industries, Inc. ("Western") filed an action against the Company and others on July 20, 1990 alleging various causes of action including interference with business relations and seeks $24,000,000 in damages. The lawsuit stems from Western's attempts to acquire Best Pak Disposal, Inc. This case was scheduled for trial in May 1996, but by stipulation of the parties the trial date has been postponed pending the outcome of settlement discussions.

         The Company's solid waste and environmental services activities are conducted in the context of a developing and changing statutory and regulatory framework, aggressive government enforcement and a highly visible political environment. Governmental regulation of the waste management industry requires the Company to obtain and retain numerous governmental permits to conduct various aspects of its operations. These permits are subject to revocation, modification or denial. The costs and other capital expenditures which may be required to obtain or retain the applicable permits or comply with applicable regulations could be significant.

         In 1992, the Company received notices from Imperial County, California (the "County") and the California Department of Toxic Substances Control ("DTSC") that spent filter elements (the "Filters") from geothermal power plants, which had been deposited at the Company's Imperial Landfill for approximately five years, were classified as hazardous waste under California environmental regulations. Under United States EPA regulations, the Filters are not deemed hazardous waste as they are associated with the production of geothermal energy.

         The Company is currently conducting active discussions with all appropriate California regulatory agencies in order to obtain a variance under California regulations to reclassify the Filters as a special waste so they may be left in the landfill. If this occurs, the State, regional and local regulatory agencies may nevertheless require that the affected area of the landfill be capped and closed. In the event that the variance is not granted, remedial measures may be required based on the Filters' classification as a California hazardous waste. One of those measures could include the removal of the Filters or the closure of a portion of the landfill.

         Management is currently unable to determine (i) whether the waste will ultimately be classified as hazardous, (ii) if so, what action, if any, will be required as a result of this issue or (iii) what liability, if any, the Company will have as a result of this inquiry. In January 1994, the Company filed suit against the known past and present owners and operators of the geothermal power plants for all losses, fines and expenses the Company incurs associated with the resolution of this matter,

                           REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


including loss of airspace at the landfill, in the United States District Court for the Southern District of California, alleging claims for CERCLA response costs recovery and intentional misrepresentation among other claims. The Company seeks to recover actual expenses and punitive damages. Discovery in this mattter has been stayed until November 1996, at which time the Company expects to be able to quantify more accurately the level of damages it has suffered. The Company believes it will prevail, but no amounts have been accrued for any recovery of damages.

         While the results of the legal and environmental proceedings described above and other proceedings which arose in the normal course of business cannot be predicted with certainty, management believes that losses, if any, resulting from the ultimate resolution of these matters will not have a material adverse effect on the Company's results of operations or consolidated financial position. However, unfavorable resolution of each matter individually or in the aggregate could affect the consolidated results of operations for the quarterly periods in which they are resolved.

         LEASE COMMITMENTS. The Company and its subsidiaries lease portions of their premises and certain equipment under various operating lease agreements. At December 31, 1995, total minimum rental commitments becoming payable under all operating leases are as follows:

         1996 . . . . . . . . . . . . . . . . . . . . . . .  $ 1,940
         1997 . . . . . . . . . . . . . . . . . . . . . . .  $ 1,285
         1998 . . . . . . . . . . . . . . . . . . . . . . .  $   733
         1999 . . . . . . . . . . . . . . . . . . . . . . .  $   401
         2000 . . . . . . . . . . . . . . . . . . . . . . .  $   119
         Thereafter . . . . . . . . . . . . . . . . . . . .  $    94

Total rental expense incurred under operating leases was $4,344,000, $3,672,000 and $2,688,000 in 1995, 1994 and 1993, respectively.

8.  EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

         Earnings per common and common equivalent share are based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing earnings per common and common equivalent share, the Company currently utilizes the modified treasury stock method and in the prior years used the treasury stock method. When using the modified treasury stock method, the proceeds from the assumed exercise of all warrants and options are assumed to be applied to first purchase 20% of the outstanding common stock, then to reduce outstanding indebtedness and the remaining proceeds are assumed to be invested in U.S. government securities or commercial paper.

                          REPUBLIC INDUSTRIES, INC.
      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


         The computations of weighted average common and common equivalent shares used in the calculation of primary and fully diluted earnings per share for the years ended December 31 are presented below :

                                                                     1995            1994              1993
                                                                   --------        --------          -------
Primary:
   Common shares outstanding  . . . . . . . . . . . . . .           157,942          96,458           96,782
   Common equivalent shares . . . . . . . . . . . . . . .            53,104             164              320
   Weighted average treasury shares purchased . . . . . .           (14,202)            298                -
   Effect of using weighted average common and common
       equivalent shares outstanding  . . . . . . . . . .           (66,300)              -                -
                                                                    -------          ------           ------
                                                                    130,544          96,920           97,102
                                                                    =======          ======           ======

Fully diluted:
   Common shares outstanding  . . . . . . . . . . . . . .           157,942          96,458           96,782
   Common equivalent shares . . . . . . . . . . . . . . .            53,104             164              320
   Weighted average treasury shares purchased . . . . . .            (7,646)            298                -
   Effect of using weighted average common and common
       equivalent shares outstanding. . . . . . . . . . .           (66,000)              -                -
                                                                    -------          ------           ------
                                                                    137,400          96,920           97,102
                                                                    =======          ======           ======

9.  DISCONTINUED OPERATIONS

         In 1994, the Company announced the contemplation of a plan to spin-off RESI, its hazardous waste services segment. This segment of the Company's business has been accounted for as a discontinued operation and, accordingly, the Company restated its Consolidated Financial Statements presented prior to that date to report separately the operating results of these discontinued operations. In April 1995, Republic stockholders received one share of common stock of RESI for every ten shares of Common Stock of Republic owned on April 21, 1995 in connection with the spin-off of RESI. Approximately 5,400,000 RESI shares were distributed to Republic stockholders (the "Distribution"). Revenue of the discontinued operations of RESI was $12,148,000, $46,599,000 and $61,617,000 in 1995, 1994 and 1993, respectively. The net income (loss) of the discontinued operations of RESI was ($ 293,000), $2,684,000 and ($14,579,000) in 1995, 1994 and 1993, respectively.

         In connection with the Distribution, the Company entered into a distribution agreement with RESI which sets forth the terms of the Distribution. Under this agreement, Republic contributed the intercompany balance to RESI's equity at the date of the Distribution. In April 1995, Republic contributed approximately $2,500,000 to RESI to repay RESI's indebtedness and to provide working capital to RESI. Additionally, the Company reclassified approximately $36,300,000 to retained earnings from additional paid-in capital to effect the spin-off under Delaware law. As a result of these transactions, the Company's equity at the date of the Distribution was reduced by approximately $23,600,000.

10. RESTRUCTURING AND UNUSUAL CHARGES

         In the fourth quarter of 1993, the Company recorded restructuring and unusual charges of $10,040,000 based on the Company's reevaluation of each of its solid waste operations. As a result of this reevaluation, the Company decided to close one of its facilities due to low waste volumes and abandon its permitting effort at another facility because of limited market opportunity in that area and delays in the permitting process. In accordance with industry standards, the Company

                           REPUBLIC INDUSTRIES, INC.
       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


provides for closure and post-closure over the life of a facility.
Accordingly, the Company fully provided for these costs on the closed facility. The provision for closure and post-closure and the write-off of property and equipment and accumulated permitting costs associated with these facilities
totaled $6,600,000.   In conjunction with the reevaluation, the Company also
decided to terminate certain contracts and employees. Costs related to employee relocations and terminations and other contract terminations totaled $1,200,000. In addition, the Company also reevaluated its exposure related to litigation and environmental matters and provided additional accruals aggregating $2,200,000 for the costs to defend or settle certain litigation and environmental matters.

11.  OPERATIONS BY INDUSTRY SEGMENT

         The Company is a diversified services company which primarily provides integrated solid waste disposal, collection and recycling services to public and private sector customers through residential, commercial and industrial service. The Company also is engaged in the electronic security services business, which consists of the sale, installation and maintenance of electronic security systems for commercial and residential use as well as the continuous electronic monitoring of installed security systems.

         The following tables present financial information regarding the Company's different industry segments for the years ended December 31:

                                                                 1995               1994              1993
                                                              ----------         ----------        ----------
 Revenue:
         Solid waste services  . . . . . . . . . . . . .      $ 245,339           $ 176,260        $ 146,107
         Electronic security services  . . . . . . . . .         49,826              41,913           36,388
                                                              ---------           ---------        ---------
                                                              $ 295,165           $ 218,173        $ 182,495
                                                              =========           =========        =========
 Operating income:
         Solid waste services  . . . . . . . . . . . . .      $  31,687           $  23,201        $   4,224
         Electronic security services  . . . . . . . . .          8,255               2,352              114
                                                              ---------           ---------        ---------
                                                              $  39,942           $  25,553        $   4,338
                                                              =========           =========        =========

 Depreciation, depletion and amortization:
         Solid waste services  . . . . . . . . . . . . .      $  17,727           $  15,414        $  13,238
         Electronic security services  . . . . . . . . .          4,946               4,111            2,353
                                                              ---------           ---------        ---------
                                                              $  22,673           $  19,525        $  15,591
                                                              =========           =========        =========

 Capital expenditures and investment in subscriber accounts:
         Solid waste services  . . . . . . . . . . . . .      $  51,436           $  22,620        $  12,243
         Electronic security services  . . . . . . . . .         17,459              18,275           10,643
                                                              ---------           ---------        ---------
                                                              $  68,895           $  40,895        $  22,886
                                                              =========           =========        =========

 Assets:
         Solid waste services  . . . . . . . . . . . . .      $ 514,220           $ 202,468        $ 179,837
         Electronic security services  . . . . . . . . .         43,834              34,447           20,678
         Net assets of discontinued operations . . . . .              -              20,292           16,872
                                                              ---------           ---------        ---------

                                                              $ 558,054           $ 257,207        $ 217,387
                                                              =========           =========        =========

                              REPUBLIC INDUSTRIES, INC.
    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (RESTATED) - CONTINUED


12.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following is an analysis of certain items in the Consolidated Statements of Operations by quarter for 1995 and 1994.

                                                        FIRST         SECOND        THIRD          FOURTH
                                                       QUARTER        QUARTER      QUARTER         QUARTER
                                                       -------        -------      -------         -------
         Revenue                         1995          $ 63,094       $ 69,531     $ 78,054        $ 84,486
                                         1994          $ 50,131       $ 54,088     $ 56,070        $ 57,884

         Gross profit                    1995          $ 22,183       $ 24,211     $ 24,133        $ 32,425
                                         1994          $ 17,066       $ 17,593     $ 19,723        $ 20,416

         Income from continuing          1995          $  3,780       $  4,088     $  5,076        $ 10,430
           operations                    1994          $  2,878       $  4,261     $  5,097        $  4,613

         Net income                      1995          $  4,288       $  4,088     $  5,076        $  9,629
                                         1994          $  2,732       $  5,088     $  6,085        $  5,628

         Earnings per share from         1995          $   0.04       $   0.04     $   0.03        $   0.05
           continuing operations         1994          $   0.03       $   0.04     $   0.05        $   0.05



13.  SUBSEQUENT EVENTS

        On May 10, 1996, the Board of Directors declared a two-for-one split of the Company's Common Stock in the form of a 100% stock dividend, payable June 8, 1996, to holders of record on May 28, 1996. As a result, $790,000 (par value of the shares issued pursuant to the stock split) has been transferred from additional paid-in capital to common stock.

        The Company's Certificate of Incorporation has been amended to increase the number of authorized shares of Common Stock from 350,000,000 shares to 500,000,000 shares following approval by shareholders at the Company's annual meeting which took place on May 10, 1996.